Exhibit 99.1

For more information, contact:

Betsy Davis	Nigel Smith
Omnicell, Inc.	Next Step Communications
(650) 251-6057	(781) 308-3317
betsy.davis@omnicell.com	omnicell@nextstepcomms.com

Omnicell Announces Organizational Realignment to Increase Strategic and Operational Focus

New Divisional Presidents Provide Strong Leadership and Experience to Drive Growth Strategy

Mountain View, Calif., — March 21, 2016 — Omnicell, Inc., (NASDAQ: OMCL), today announced it is realigning its organization to continue its growth strategy of offering differentiated products, expanding into new markets and increasing its presence through acquisitions.  Over the past year, Omnicell has expanded its solutions and market reach through a series of acquisitions and new product announcements.  The new organization will assure focus at the highest levels of the company on the successful integration of the acquisitions while simultaneously sustaining the momentum of new product innovation and expansion into new markets.

In the new organizational structure, Christopher Drew has been named President, North American Automation and Analytics, and Rob Seim has been named President, Global Automation and Medication Adherence.  Randall A. Lipps, founder of Omnicell, continues to lead the overall business strategy of the Company in his role as Omnicell Chairman, President, and Chief Executive Officer.

The acquisition of Aesynt in January 2016 expanded the Omnicell portfolio of medication and medical supply automation products, and added approximately 1,000 new customers to Omnicell’s installed base.  As President, North American Automation and Analytics, Mr. Drew is responsible for North American Sales, Marketing, Operations and Service for the automation and analytics product lines, where most of the Aesynt integration activity is taking place.  This new organization is aligned to assure that the integration of Aesynt into Omnicell continues to provide customers the best possible value from the unprecedented choice of solutions now offered. This choice is expected to grow even further as the power of the combined product development organizations delivers a stream of differentiated new solutions to the market.  Mr. Drew’s 22-year Omnicell career includes senior leadership roles in Sales, Service, Operations, Corporate Development, Engineering and Manufacturing.  Prior to joining Omnicell, he worked for The Goldman Sachs Group, Inc.

The broad range of Omnicell solutions includes medication adherence, IV automation, and specialized automation for international pharmacies, all of which have accelerated the growth of Omnicell in new markets.  Many of these solutions and new markets represent substantial long-term growth opportunities for Omnicell.  As President, Global Automation and Medication Adherence, Mr. Seim is responsible for the Company’s long-term growth strategies in new product and market areas, which include medication adherence, IV compounding, and robotic dispensing system products, as well as non-acute markets and markets outside North America.  Mr. Seim will also continue to functionally manage Global Manufacturing and Global Quality. During his 10 years with Omnicell, Mr. Seim served as Chief Financial Officer and Executive Vice President of Finance, Administration and Manufacturing.  Prior to joining Omnicell, Mr. Seim held senior finance and leadership roles at both early stage and fast-growing companies.  Mr. Seim began his career at IBM where he served over 14 years in a variety of financial positions over the course of his tenure.

“We are well-positioned for success in the health care industry with this new organization, and we are fortunate to have incredible depth and breadth of talent across Omnicell’s executive team,” said Randall A. Lipps, Omnicell founder, chairman, president and CEO. “Chris and Rob have both made significant contributions to the success of Omnicell, and their expanded roles provide strategic and operational focus that will further our industry leadership.”

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the anticipated benefits of the acquisition of Aesynt and the expected combined operations of Omnicell and Aesynt going forward. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement.  Risks include, without limitation, risks associated with the acquisition of Aesynt, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not occur; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the acquisition, including anticipated non-GAAP accretive results and revenue; disruption from the integration process, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculation of, and factors that may impact the allocation of the purchase price to the net assets acquired in accordance with applicable accounting rules and methodologies; the possibility that if Omnicell does not achieve the perceived benefits of the acquisition of Aesynt as rapidly or to the extent anticipated by financial analysts or investors, the market price of Omnicell’s shares could decline; and risks related to the incurrence of debt, including potential impairment of our flexibility and access to capital, and increased interest obligations. Other risks that contribute to the uncertain nature of the forward-looking statements include our ability to take advantage of the growth opportunities in international markets or in medication management markets across the spectrum of health care settings, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services, and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, the ability of the company to improve sales productivity to grow product bookings, to develop new products and to acquire and successfully integrate companies. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

About Omnicell

Since 1992, Omnicell (NASDAQ: OMCL) has been creating innovative solutions to improve patient care, anywhere it is delivered. Omnicell is a leading supplier of comprehensive automation and business analytics software for medication and supply management across the entire health care continuum—from the acute care hospital setting, to post-acute skilled nursing and long-term care facilities, to the patient’s home.

Approximately 4,000 customers worldwide use Omnicell automation and analytics solutions to increase operational efficiency, reduce medication errors, deliver actionable intelligence and improve patient safety. The recent acquisition of Aesynt adds distinct capabilities, particularly in central pharmacy and IV robotics, creating the broadest medication management product portfolio in the industry.

The Omnicell SureMed solution provides innovative medication adherence packaging to help reduce costly hospital readmissions. In addition, these solutions enable approximately 7,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards in medication dispensing and administration while optimizing productivity and controlling costs.

For more information about Omnicell, Inc. please visit http://www.omnicell.com/.